Exhibit 99.1

Icahn Enterprises L.P. Completes Sale of PSC Metals LLC

SUNNY ISLES BEACH, FLORIDA, December 7, 2021 -- Icahn Enterprises L.P. (NASDAQ: IEP) ("Icahn Enterprises") today announced that its wholly-owned subsidiary, American Entertainment Properties Corp., has completed the previously announced sale of 100% of the equity interests in PSC Metals, LLC to SA Recycling LLC, for total cash consideration of approximately $323 million, including repaid indebtedness and subject to customary post-closing adjustments. As of September 30, 2021, Icahn Enterprises had carried PSC Metals on its balance sheet at a value of $147 million. Icahn Enterprises has retained ownership of a strategic parcel of land previously owned by PSC Metals that is located near downtown Nashville and Nissan Stadium, and in connection with the transaction has leased this land to SA Recycling.

Carl C. Icahn, Chairman of Icahn Enterprises, stated: “Icahn Enterprises acquired its interest in PSC Metals in 2007. Even under challenging circumstances created by volatile commodity markets over the past several years, we executed our activist playbook with this investment – significantly increasing EBITDA. Given the cyclical nature of the company’s industry, we believe today’s transaction is appropriately timed and provides a very positive outcome for IEP unitholders.”

About Icahn Enterprises L.P.

Icahn Enterprises, a master limited partnership, is a diversified holding company engaged in seven primary business segments: Investment, Energy, Automotive, Food Packaging, Real Estate, Home Fashion and Pharma.

Caution Concerning Forward-Looking Statements

This release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors, including risks related to economic downturns, substantial competition and rising operating costs; risks related to the severity, magnitude and duration of the COVID-19 pandemic and its impact on the global economy, financial markets and industries in which our subsidiaries operate; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, declines in the fair value of our investments as a result of the COVID-19 pandemic, losses in the private funds and loss of key employees; risks related to our ability to continue to conduct our activities in a manner so as to not be deemed an investment company under the Investment Company Act of 1940, as amended; risks related to our energy business, including the volatility and availability of crude oil, declines in global demand for crude oil, refined products and liquid transportation fuels as a result of the COVID-19 pandemic, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risks related to our automotive activities and exposure to adverse conditions in the automotive industry, including as a result of the COVID-19 pandemic; risks related to our food packaging activities, including competition from better capitalized competitors, inability of suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our previous scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

Investor Contact:
David Willetts
Chief Executive Officer
(305) 422-4100

Source: Icahn Enterprises L.P.